N E W S R E L E A S E

FOR IMMEDIATE RELEASE
April 20, 2015

ELS REPORTS FIRST QUARTER RESULTS
Continued Strong Core Performance; Refinancing Complete

CHICAGO, IL – April 20, 2015 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter ended March 31, 2015. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter Ended March 31, 2015
Normalized Funds from Operations (“Normalized FFO”) increased $4.7 million, or $0.04 per common share, to $76.5 million, or $0.83 per common share, compared to $71.8 million, or $0.79 per common share, for the same period in 2014. Funds from Operations (“FFO”) decreased $12.3 million, or $0.14 per common share, to $59.1 million, or $0.64 per common share, compared to $71.4 million, or $0.78 per common share, for the same period in 2014. Net income available for common stockholders decreased $10.9 million, or $0.14 per common share, to $27.2 million, or $0.32 per common share, compared to $38.1 million, or $0.46 per common share, for the same period in 2014. FFO and Net income available for stockholders were impacted by the early debt retirement expense of approximately $17.0 million.
Portfolio Performance
For the quarter ended March 31, 2015, property operating revenues, excluding deferrals, increased $10.7 million to $197.3 million compared to $186.6 million for the same period in 2014. For the quarter ended March 31, 2015, income from property operations, excluding deferrals and property management, increased $8.5 million to $119.4 million compared to $110.9 million for the same period in 2014.
For the quarter ended March 31, 2015, Core property operating revenues increased approximately 4.1 percent and Core income from property operations, excluding deferrals and property management, increased approximately 6.0 percent compared to the same period in 2014.
Balance Sheet Activity
During the first quarter we completed our previously announced refinancing plan. We closed on loans with total gross proceeds of approximately $395.3 million. The loans have a weighted average maturity of 21 years, are secured by 26 manufactured home properties and RV resorts and carry a weighted average interest rate of 3.93 percent per annum. Proceeds from the financing were used to retire approximately $370.2 million of loans maturing at various times throughout 2015 and 2016, which were secured by 32 manufactured home properties and RV resorts with a weighted average interest rate of 5.58 percent per annum. We incurred approximately $17.0 million in early debt retirement expense related to these loans.
In addition, during the first quarter, we paid off a maturing mortgage loan of approximately $13.3 million with a stated interest rate of 5.20 percent per annum, which was secured by a manufactured home property.
On April 8, 2015, we paid off a maturing mortgage loan of approximately $35.4 million secured by three RV resorts with a stated interest rate of 5.93 percent per annum.

i

Investment Activity
In February 2015, we closed on the acquisition of Bogue Pines and Whispering Pines, two properties located in coastal North Carolina for a total purchase price of approximately $12.3 million, which was funded with available cash. These assets contain 150 manufactured home sites and 278 RV sites.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.
As of April 20, 2015, we own or have an interest in 386 quality properties in 32 states and British Columbia consisting of 143,541 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, April 21, 2015, at 10:00 a.m. Central Time. Please visit the Investor Information section at www.equitylifestyle.com for the link. A replay of the webcast will be available for two weeks at this site.
Reporting Calendar
Quarterly financial results and related earnings conference calls for the next three quarters are expected to occur as follows:

	Release Date	Earnings Call
Second Quarter 2015	Monday, July 20, 2015	Tuesday, July 21, 2015 10:00 a.m. CT
Third Quarter 2015	Monday, October 19, 2015	Tuesday, October 20, 2015 10:00 a.m. CT
Fourth Quarter 2015	Monday, January 25, 2016	Tuesday, January 26, 2016 10:00 a.m. CT
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2015 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

ii

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the properties under the Codification Topic “Revenue Recognition;”

•
the outcome of  pending or future lawsuits filed against us by tenant groups seeking to limit rent increases and/or seeking large damage awards for our alleged failure to properly maintain certain properties or other tenant related matters, such as the case currently pending in the California Court of Appeal, Sixth Appellate District, Case No. H041913, involving our California Hawaiian manufactured home property, including any further proceedings on appeal or in the trial court; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iii

Investor Information

Equity Research Coverage (1)
Robert W. Baird & Company	Cantor Fitzgerald	Wells Fargo Securities
Drew T. Babin	Gaurav Mehta	Todd Stender
215-553-7816	212-915-1221	562-637-1371
dbabin@rwbaird.com	gmehta@cantor.com	todd.stender@wellsfargo.com

BMO Capital Markets	Citi Research
Paul Adornato	Michael Bilerman/ Nick Joseph
212-885-4170	212-816-1383
paul.adornato@bmo.com	michael.bilerman@citi.com
nicholas.joseph@citi.com

Bank of America Merrill Lynch Global Research	Green Street Advisors
Jana Galan	David Bragg/ Ryan Burke
646-855-3081	949-640-8780
jana.galan@baml.com	dbragg@greenstreetadvisors.com
rburke@greenstreetadvisors.com

______________________

1.
Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

1Q 2015 Supplemental information	1	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except shares outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Operating Information
Total revenues	$208.4	$190.3	$200.6	$189.0	$196.7
Net income	$31.8	$34.3	$30.3	$30.0	$43.9
Net income available for common shares	$27.2	$29.4	$25.7	$25.5	$38.1
Normalized EBITDA (1)	$106.1	$91.2	$93.3	$88.2	$102.2
FFO (1)(2)	$59.1	$60.3	$57.4	$57.6	$71.4
Normalized FFO (1)(2)	$76.5	$60.8	$63.1	$57.6	$71.8
Funds available for distribution (FAD) (1)	$69.1	$53.2	$57.1	$50.6	$67.5

Shares Outstanding and Per Share Data
Common stock and OP units, end of the period	91,462	91,112	91,138	91,129	90,938
Weighted average shares outstanding - fully diluted	91,777	91,644	91,528	91,420	91,353
Net income per share - fully diluted	$0.32	$0.35	$0.31	$0.30	$0.46
FFO per share - fully diluted	$0.64	$0.66	$0.63	$0.63	$0.78
Normalized FFO per share - fully diluted	$0.83	$0.66	$0.69	$0.63	$0.79
FAD per share - fully diluted	$0.75	$0.58	$0.62	$0.55	$0.74
Dividends per common share	$0.375	$0.325	$0.325	$0.325	$0.325

Balance Sheet
Total Assets	$3,469	$3,446	$3,451	$3,430	$3,411
Total liabilities	$2,490	$2,467	$2,475	$2,455	$2,436

Market Capitalization
Total debt	$2,212	$2,212	$2,206	$2,185	$2,176
Total market capitalization (3)	$7,374	$7,045	$6,203	$6,345	$6,009

Ratios
Total debt / total market capitalization	30.0%	31.4%	35.6%	34.4%	36.2%
Total debt + preferred stock / total market capitalization	31.8%	33.3%	37.8%	36.6%	38.5%
Total debt / Normalized EBITDA	5.8	5.9	5.9	5.9	6.0
Interest coverage (4)	4.1	3.4	3.5	3.3	3.8
Fixed charges + preferred distributions coverage (5)	3.6	3.0	3.1	3.0	3.4

______________________

1.	See page 17-18 for non-GAAP measure definitions of Normalized EBITDA, FFO, Normalized FFO and FAD.

2.	See page 6 for a reconciliation of Net income available for Common Shares to FFO, Normalized FFO and FAD.

3.	See page 15 for market capitalization calculation as of March 31, 2015.

4.	Interest coverage is calculated by dividing Normalized EBITDA by the interest expense incurred.

5.	See page 18 for a definition of fixed charges. This ratio is calculated by dividing Normalized EBITDA by the sum of fixed charges and preferred stock dividends.

1Q 2015 Supplemental information	2	Equity LifeStyle Properties, Inc.

First Quarter 2015 - Selected Financial Data

(In millions, except per share data, unaudited)

Quarter Ended
March 31, 2015
Income from property operations, excluding deferrals and property management - 2015 Core (1)	$117.1
Income from property operations, excluding deferrals and property management - Acquisitions (2)	2.3
Property management and general and administrative (excluding transaction costs)	(18.3)
Other income and expenses	5.0
Financing costs and other	(29.6)
Normalized FFO (3)	76.5
Transaction costs	(0.4)
Early debt retirement	(17.0)
FFO (3)	$59.1

Normalized FFO per share - fully diluted	$0.83
FFO per share - fully diluted	$0.64

Normalized FFO (3)	$76.5
Non-revenue producing improvements to real estate	(7.4)
FAD (3)	$69.1

FAD per share - fully diluted	$0.75

Weighted average shares outstanding - fully diluted	91.8

______________________

1.
See page 17 for definitions of Core and Income from property operations, excluding deferrals and property management. See page 8 for details of the 2015 Core Income from Property Operations, excluding deferrals and property management.

2.	See page 18 for definition of Acquisition properties. See page 9 for details of the Income from Property Operations, excluding deferrals and property management for the Acquisition properties.

3.	See page 6 for a reconciliation of Net income available for Common Shares to FFO, Normalized FFO and FAD. See definitions of FFO, Normalized FFO and FAD on page 17.

1Q 2015 Supplemental information	3	Equity LifeStyle Properties, Inc.

Balance Sheet

(In thousands, except share and per share data)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Investment in real estate:
Land	$1,095,365	$1,091,550
Land improvements	2,745,749	2,734,304
Buildings and other depreciable property	569,610	562,059
	4,410,724	4,387,913
Accumulated depreciation	(1,197,782)	(1,169,492)
Net investment in real estate	3,212,942	3,218,421
Cash	102,703	73,714
Notes receivable, net	36,313	37,137
Investment in joint ventures	17,889	13,512
Deferred financing costs, net	25,511	21,833
Deferred commission expense	28,902	28,589
Escrow deposits, goodwill, and other assets, net	44,534	53,133
Total Assets	$3,468,794	$3,446,339
Liabilities and Equity
Liabilities:
Mortgage notes payable	$2,011,738	$2,012,246
Term loan	200,000	200,000
Unsecured lines of credit	—	—
Accrued payroll and other operating expenses	76,608	64,520
Deferred revenue – upfront payments from right-to-use contracts	74,947	74,174
Deferred revenue – right-to-use annual payments	13,693	9,790
Accrued interest payable	8,424	9,496
Rents and other customer payments received in advance and security deposits	69,994	67,463
Distributions payable	34,298	29,623
Total Liabilities	2,489,702	2,467,312
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value 9,945,539 shares authorized as of March 31, 2015 and 9,765,900 shares authorized as of December 31, 2014; none issued and outstanding. As of December 31, 2014 includes 179,639 authorized shares 6% Series D Cumulative Preferred stock authorized, none issued and outstanding.	—	—
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value, 54,461 shares authorized and 54,458 issued and outstanding as of March 31, 2015 and December 31, 2014 at liquidation value	136,144	136,144
Common stock, $0.01 par value 200,000,000 shares authorized as of March 31, 2015 and December 31, 2014; 84,240,161 and 83,879,779 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	840	838
Paid-in capital	1,035,275	1,029,601
Distributions in excess of accumulated earnings	(258,642)	(254,209)
Accumulated other comprehensive loss	(1,238)	(381)
Total Stockholders’ Equity	912,379	911,993
Non-controlling interests – Common OP Units	66,713	67,034
Total Equity	979,092	979,027
Total Liabilities and Equity	$3,468,794	$3,446,339

1Q 2015 Supplemental information	4	Equity LifeStyle Properties, Inc.

Consolidated Income Statement

(In thousands, unaudited)

	Quarters Ended
	March 31,
	2015	2014
Revenues:
Community base rental income	$109,270	$106,045
Rental home income	3,554	3,757
Resort base rental income	51,645	44,949
Right-to-use annual payments	10,981	11,214
Right-to-use contracts current period, gross	2,797	3,081
Right-to-use upfront payments, deferred, net	(773)	(1,147)
Utility and other income	19,082	17,571
Gross revenues from home sales	6,937	5,178
Brokered resale revenue and ancillary services revenues, net	1,982	1,799
Interest income	1,820	2,697
Income from other investments, net	1,119	1,601
Total revenues	208,414	196,745

Expenses:
Property operating and maintenance	61,117	58,696
Rental home operating and maintenance	1,669	1,908
Real estate taxes	12,594	12,485
Sales and marketing, gross	2,522	2,563
Right-to-use contract commissions, deferred, net	(243)	(555)
Property management	11,290	10,632
Depreciation on real estate assets and rental homes	28,116	27,642
Amortization of in-place leases	665	1,315
Cost of home sales	6,724	5,368
Home selling expenses	805	569
General and administrative (1)	7,406	5,760
Property rights initiatives	553	311
Early debt retirement	16,991	—
Interest and related amortization	27,276	28,048
Total expenses	177,485	154,742
Income before equity in income of unconsolidated joint ventures	30,929	42,003
Equity in income of unconsolidated joint ventures	884	1,887
Consolidated net income	31,813	43,890

Income allocated to non-controlling interest-Common OP Units	(2,331)	(3,481)
Series C Redeemable Perpetual Preferred Stock Dividends	(2,297)	(2,310)
Net income available for Common Shares	$27,185	$38,099

_________________________________________

1.	Includes transaction costs, see Reconciliation of Net Income to FFO, Normalized FFO and FAD on page 6.

1Q 2015 Supplemental information	5	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to FFO, Normalized FFO and FAD

(In thousands, except per share data, unaudited)

	Quarters Ended
	March 31,
	2015	2014
Net income available for Common Shares	$27,185	$38,099
Income allocated to common OP Units	2,331	3,481
Right-to-use contract upfront payments, deferred, net (1)	773	1,147
Right-to-use contract commissions, deferred, net (2)	(243)	(555)
Depreciation on real estate assets	25,410	24,892
Depreciation on rental homes	2,706	2,750
Amortization of in-place leases	665	1,315
Depreciation on unconsolidated joint ventures	243	227
FFO (3)	$59,070	$71,356
Change in fair value of contingent consideration asset (4)	—	(65)
Transaction costs (5)	432	490
Early debt retirement	16,991	—
Normalized FFO (3)	76,493	71,781
Non-revenue producing improvements to real estate	(7,443)	(4,312)
FAD (3)	$69,050	$67,469

Net income available per Common Share - Basic	$0.32	$0.46
Net income available per Common Share - Fully Diluted	$0.32	$0.46

FFO per Common Share - Basic	$0.65	$0.79
FFO per Common Share - Fully Diluted	$0.64	$0.78

Normalized FFO per Common Share - Basic	$0.84	$0.79
Normalized FFO per Common Share - Fully Diluted	$0.83	$0.79

FAD per Common Share - Basic	$0.76	$0.74
FAD per Common Share - Fully Diluted	$0.75	$0.74

Average Common Shares - Basic	83,961	83,116
Average Common Shares and OP Units - Basic	91,186	90,750
Average Common Shares and OP Units - Fully Diluted	91,777	91,353

______________________________

1.
We are required by GAAP to defer, over the estimated customer life, recognition of non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The customer life is currently estimated to be 31 years and is based upon our experience operating the membership platform since 2008. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.

2.
We are required by GAAP to defer recognition of commissions paid related to the entry of right-to-use contracts. The deferred commissions will be amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.

3.	See page 17 for non-GAAP measure definitions of FFO, Normalized FFO and FAD.

4.	Included in Income from other investments, net on the Consolidated Income Statement on page 5.

5.	Included in general and administrative on the Consolidated Income Statement on page 5.

1Q 2015 Supplemental information	6	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended
	March 31,
	2015	2014
Community base rental income (2)	$109.3	$106.0
Rental home income	3.6	3.8
Resort base rental income (3)	51.6	44.9
Right-to-use annual payments	11.0	11.2
Right-to-use contracts current period, gross	2.8	3.1
Utility and other income	19.0	17.6
Property operating revenues	197.3	186.6

Property operating, maintenance and real estate taxes	73.7	71.2
Rental home operating and maintenance	1.7	1.9
Sales and marketing, gross	2.5	2.6
Property operating expenses	77.9	75.7
Income from property operations, excluding deferrals and property management (1)	$119.4	$110.9

Manufactured home site figures and occupancy averages:
Total sites	70,081	69,962
Occupied sites	64,601	64,309
Occupancy %	92.2%	91.9%
Monthly base rent per site	$564	$550

Resort base rental income:
Annual	$27.9	$25.0
Seasonal	15.0	12.8
Transient	8.7	7.1
Total resort base rental income	$51.6	$44.9

_________________________

1.	See page 5 for a complete Income Statement and page 17-18 for a definition and reconciliation of Income from property operations, excluding deferrals and property management.

2.	See the manufactured home site figures and occupancy averages below within this table.

3.	See resort base rental income detail included below within this table.

1Q 2015 Supplemental information	7	Equity LifeStyle Properties, Inc.

2015 Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended
	March 31,		%
	2015	2014	Change (2)
Community base rental income (3)	$109.2	$106.0	3.0%
Rental home income	3.6	3.8	(5.4)%
Resort base rental income (4)	48.2	44.3	8.8%
Right-to-use annual payments	11.0	11.2	(2.1)%
Right-to-use contracts current period, gross	2.8	3.1	(9.2)%
Utility and other income	18.8	17.6	7.1%
Property operating revenues	193.6	186.0	4.1%

Property operating, maintenance and real estate taxes	72.3	71.0	1.8%
Rental home operating and maintenance	1.7	1.9	(12.5)%
Sales and marketing, gross	2.5	2.6	(1.8)%
Property operating expenses	76.5	75.5	1.3%
Income from property operations, excluding deferrals and property management (1)	$117.1	$110.5	6.0%
Occupied sites (5)	64,637	64,402

Core manufactured home site figures and occupancy averages:
Total sites	69,853	69,834
Occupied sites	64,508	64,309
Occupancy %	92.3%	92.1%
Monthly base rent per site	$564	$550

Resort base rental income:
Annual	$25.8	$24.4	5.7%
Seasonal	14.1	12.8	10.5%
Transient	8.3	7.1	16.6%
Total resort base rental income	$48.2	$44.3	8.8%

____________________________

1.	See page 17 for definitions of Core and Income from property operations, excluding deferrals and property management.

2.	Calculations prepared using actual results without rounding.

3.	See the Core manufactured home site figures and occupancy averages included below within this table.

4.	See resort base rental income detail included below within this table.

5.	Occupied sites as of the end of the period shown. Occupied sites have increased by 96 from 64,541 at December 31, 2014.

1Q 2015 Supplemental information	8	Equity LifeStyle Properties, Inc.

Acquisitions - Income from Property Operations (1)

(In millions, unaudited)

Quarter Ended
March 31, 2015
Community base rental income	$0.1
Resort base rental income	3.4
Utility income and other property income	0.2
Property operating revenues	3.7

Property operating expenses	1.4
Income from property operations, excluding deferrals and property management	$2.3

______________________

1.	See page 18 for definition of Acquisition properties.

1Q 2015 Supplemental information	9	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended
	March 31,
	2015	2014
Manufactured homes:
New home	$5.1	$5.8
Used home	7.9	8.0
Rental operations revenues (1)	13.0	13.8
Rental operations expense	1.7	1.9
Income from rental operations, before depreciation	11.3	11.9
Depreciation on rental homes	2.7	2.8
Income from rental operations, after depreciation	$8.6	$9.1

Occupied rentals: (2)
New	2,045	2,097
Used	3,125	3,429
Total occupied rental sites	5,170	5,526

	As of
	March 31, 2015		March 31, 2014
Cost basis in rental homes: (3)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$108.7	$90.0	$113.5	$99.2
Used	62.2	45.4	64.3	53.9
Total rental homes	$170.9	$135.4	$177.8	$153.1

____________________________

1.
For the quarters ended March 31, 2015 and 2014, approximately $9.4 million and $10.0 million, respectively, are included in the Community base rental income in the Consolidated Income from Property Operations table on page 5. The remainder of the rental operations revenue is included in the Rental home income in the Consolidated Income from Property Operations table on page 5.

2.	Occupied rentals as of the end of the period shown in our Core portfolio. For the quarters ended March 31, 2015 and 2014, includes 55 and 4 homes rented through our Echo joint venture, respectively.

3.
Includes both occupied and unoccupied rental homes. New home cost basis does not include the costs associated with our Echo joint venture. At March 31, 2015 and 2014, our investment in the Echo joint venture was $10.4 million and $5.2 million, respectively.

1Q 2015 Supplemental information	10	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of March 31, 2015
Sites
Community sites	70,100
Resort sites:
Annuals	25,700
Seasonal	10,100
Transient	10,400
Membership (1)	24,100
Joint Ventures (2)	3,100
Total	143,500

Home Sales - Select Data
	Quarters Ended
	March 31,
	2015	2014
Total New Home Sales Volume (3)	86	45
New Home Sales Volume - ECHO joint venture	39	14
New Home Sales Gross Revenues(3)	$2,930	$1,994

Used Home Sales Volume	381	380
Used Home Sales Gross Revenues	$4,007	$3,184

Brokered Home Resales Volume	205	226
Brokered Home Resale Revenues, net	$295	$295

__________________________

1.	Sites primarily utilized by approximately 95,300 members. Includes approximately 5,100 sites rented on an annual basis.

2.	Joint venture income is included in the Equity in income from unconsolidated joint ventures in the Consolidated Income Statement on page 5.

3.	Total new home sales volume includes home sales from our Echo joint venture. New home sales gross revenues does not include the revenues associated with our Echo joint venture.

1Q 2015 Supplemental information	11	Equity LifeStyle Properties, Inc.

2015 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2015 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; and (ix) ongoing legal matters and related fees.

(In millions, except per share data, unaudited)

	Quarter Ended	Year Ended
	June 30, 2015	December 31, 2015
Income from property operations, excluding deferrals and property management - 2015 Core (2)	$104.1	$441.2
Income from property operations - Acquisitions (3)	1.3	6.5
Property management and general and administrative	(18.6)	(73.3)
Other income and expenses	4.2	16.1
Financing costs and other	(28.4)	(114.9)
Normalized FFO(4)	62.6	275.6
Transaction costs	—	(0.4)
Early debt retirement	—	(17.0)
FFO (4)	62.6	258.2
Depreciation on real estate and other	(26.6)	(105.4)
Depreciation on rental homes	(2.7)	(10.9)
Deferral of right-to-use contract sales revenue and commission, net	(0.6)	(2.8)
Income allocated to OP units	(2.6)	(11.0)
Net income available to common shares	$30.1	$128.1

Normalized FFO per share - fully diluted	$0.65 - $0.71	$2.95 - $3.05
FFO per share - fully diluted	$0.65 - $0.71	$2.76 - $2.86
Net income per common share - fully diluted (5)	$0.33 - $0.39	$1.46 - $1.56

Weighted average shares outstanding - fully diluted	91.9	91.9

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO, Normalized FFO per share, FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.

2.
See page 13 for 2015 Core Guidance Assumptions. Amount represents 2014 income from property operations, excluding deferrals and property management, from the 2015 Core properties of $100.1 million multiplied by an estimated growth rate of 4.0% and $419.8 million multiplied by an estimated growth rate of 5.1% for the quarter ended June 30, 2015 and the year ended December 31, 2015, respectively.

3.	See page 13 for the 2015 Assumptions regarding the Acquisition properties.

4.	See page 17 for definitions of Normalized FFO and FFO.

5.	Net income per fully diluted common share is calculated before Income allocated to common OP Units.

1Q 2015 Supplemental information	12	Equity LifeStyle Properties, Inc.

2015 Core Guidance Assumptions(1)
(In millions, unaudited)

	Quarter Ended	Second Quarter 2015	Year Ended	2015
	June 30, 2014	Growth Factors (2)	December 31, 2014	Growth Factors (2)
Community base rental income	$106.5	3.0%	$426.9	3.1%
Rental home income	3.7	(7.2)%	14.8	(7.6)%
Resort base rental income (3)	36.1	6.9%	159.9	6.2%
Right-to-use annual payments	11.2	(1.5)%	44.9	(1.3)%
Right-to-use contracts current period, gross	3.3	2.7%	13.9	1.9%
Utility and other income	16.8	9.4%	69.9	5.3%
Property operating revenues	177.6	3.9%	730.3	3.5%

Property operating, maintenance, and real estate taxes	73.0	3.9%	290.7	1.7%
Rental home operating and maintenance	1.6	5.2%	7.4	(4.5)%
Sales and marketing, gross	2.9	0.6%	12.4	(4.6)%
Property operating expenses	77.5	3.8%	310.5	1.3%
Income from property operations, excluding deferrals and property management	$100.1	4.0%	$419.8	5.1%

Resort base rental income:
Annual	$24.9	5.7%	$100.5	5.8%
Seasonal	3.3	8.0%	24.9	6.4%
Transient	7.9	10.0%	34.5	7.2%
Total resort base rental income	$36.1	6.9%	$159.9	6.2%

2015 Assumptions Regarding Acquisition Properties (1)
(In millions, unaudited)

	Quarter Ended	Year Ended
	June 30, 2015 (4)	December 31, 2015 (4)
Community base rental income	$0.1	$0.4
Resort base rental income	2.6	11.6
Utility income and other property income	0.3	1.0
Property operating revenues	3.0	13.0

Property operating, maintenance, and real estate taxes	1.7	6.5
Property operating expenses	1.7	6.5
Income from property operations, excluding deferrals and property management	$1.3	$6.5

_______________________________

1.	Refer to page 18 for definition of Core and Acquisition properties.

2.
Management’s estimate of the growth of property operations in the 2015 Core properties compared to actual 2014 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions are incorrect.

3.	See Resort base rental income table included below within this table.

4.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Acquisition properties. Actual income from property operations for the Acquisition properties could vary materially from amounts presented above if any of our assumptions are incorrect.

1Q 2015 Supplemental information	13	Equity LifeStyle Properties, Inc.

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Thousand Trail Camping Pass, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2011		2012		2013		2014	2015 (1)
Member Count (2)	99,567		96,687		98,277		96,130	96,000
Thousand Trails Camping Pass (TTC) Origination (3)	7,404		10,198		15,607		18,187	21,500
TTC Sales	7,404		8,909		9,289		10,014	11,400
RV Dealer TTC Activations	—	—	1,289	1,289	6,318	6,318	8,173	10,100
Number of annuals (4)	3,555		4,280		4,830		5,142	5,425
Number of upgrades (5)	3,930		3,069		2,999		2,978	3,100

Right-to-use annual payments (6)	$49,122		$47,662		$47,967		$44,860	$44,300
Resort base rental income from annuals	$8,069		$9,585		$11,148		$12,491	$13,870
Resort base rental income from seasonals/transients	$10,852		$11,042		$12,692		$13,894	$15,000
Upgrade contract initiations (7)	$18,456		$14,025		$13,815		$13,892	$14,150
Utility and other income	$2,444		$2,407		$2,293		$2,455	$2,500

________________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions are incorrect.

2.	Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.	TTCs allow access to any of five geographic areas in the United States.

4.	Members who rent a specific site for an entire year in connection with their right-to-use contract.

5.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional properties. Upgrades require a non-refundable upfront payment.

6.
The years ended December 31, 2012 and December 31, 2013, include $0.1 million and $2.1 million, respectively, of revenue recognized related to our right-to-use annual memberships activated through our dealer program. During the third quarter of 2013, we changed the accounting treatment of revenues and expenses associated with the RV dealer program to recognize as revenue only the cash received from members generated by the program.

7.	Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross, on our Consolidated Income Statement on page 5.

1Q 2015 Supplemental information	14	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of March 31, 2015

	Total Common Stock/Units	% of Total	Total	% of Total	% of Total

Secured Debt			$2,012	91.0%
Unsecured Debt			200	9.0%
Total Debt			$2,212	100.0%	30.0%

Common Stock	84,240,161	92.1%
OP Units	7,221,602	7.9%
Total Common Stock and OP Units	91,461,763	100.0%
Common Stock price at March 31, 2015	$54.95
Fair Value of Common Stock			$5,026	97.4%
Perpetual Preferred Equity			136	2.6%
Total Equity			$5,162	100.0%	70.0%

Total Market Capitalization			$7,374		100.0%

Perpetual Preferred Equity as of March 31, 2015

Series	Callable Date		Outstanding Shares	Liquidation Value	Annual Dividend Per Share	Annual Dividend Value
6.75% Series C	9/7/2017		54,458	$136	$168.75	$9.2

1Q 2015 Supplemental information	15	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of March 31, 2015
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate		Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2015	$35,405	5.93%		$—	—%	$35,405	1.61%	5.93%
2016	80,728	5.79%		—	—%	80,728	3.67%	5.79%
2017	58,367	5.71%		—	—%	58,367	2.65%	5.71%
2018	205,856	5.97%		—	—%	205,856	9.36%	5.97%
2019	207,416	6.27%		—	—%	207,416	9.43%	6.27%
2020	125,683	6.13%		200,000	2.39%	325,683	14.80%	3.83%
2021	195,701	5.02%		—	—%	195,701	8.89%	5.02%
2022	156,530	4.59%		—	—%	156,530	7.11%	4.59%
2023	115,592	5.15%		—	—%	115,592	5.25%	5.15%
Thereafter	818,948	4.18%		—	—%	818,948	37.22%	4.18%
Total (1)	$2,000,226	5.01%		$200,000	2.39%	$2,200,226	100.0%	4.77%

Note Premiums	11,512			—		11,512

Total Debt	$2,011,738	4.95%	(1)	$200,000	2.39%	$2,211,738		4.72%	(1)

Average Years to Maturity	11.5			4.9		10.9

________________________________
1. Includes amortization of note premiums.

1Q 2015 Supplemental information	16	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Other Terms

This document contains certain non-GAAP measures we believe are helpful in understanding our business, as further discussed in the paragraphs below. Investors should review Funds from Operations (“FFO”), Normalized Funds from Operations (“Normalized FFO”) and Funds available for distribution (“FAD”), along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Normalized FFO presented herein is not necessarily comparable to normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FFO, Normalized FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

FFO. We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.

We believe FFO, as defined by NAREIT, is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
Normalized FFO. We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items.
We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions and the change in fair value of our contingent consideration asset from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
FAD. We define FAD as Normalized FFO less non-revenue producing capital expenditures.
Income from Property Operations, excluding deferrals and property management. We define Income from property operations, excluding deferrals and property management as rental income, utility income and right-to-use income less property and maintenance expenses, real estate tax, sales and marketing expenses, property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. We believe that this non-GAAP financial measure is helpful to investors and analysts as a direct measure of the actual operating results of our manufactured home and RV properties.

1Q 2015 Supplemental information	17	Equity LifeStyle Properties, Inc.

The following table reconciles Income before equity in income of unconsolidated joint ventures to Income from property operations(amounts in thousands):

	Quarters Ended
	March 31,
	2015	2014
Income before equity in income of unconsolidated joint ventures	$30,929	$42,003
Right-to-use upfront payments, deferred, net	773	1,147
Gross revenues from home sales	(6,937)	(5,178)
Brokered resale revenues and ancillary services revenues, net	(1,982)	(1,799)
Interest income	(1,820)	(2,697)
Income from other investments, net	(1,119)	(1,601)
Right-to-use contract commissions, deferred, net	(243)	(555)
Property management	11,290	10,632
Depreciation on real estate and rental homes	28,116	27,642
Amortization of in-place leases	665	1,315
Cost of homes sales	6,724	5,368
Home selling expenses	805	569
General and administrative	7,406	5,760
Early debt retirement	16,991	—
Property rights initiatives	553	311
Interest and related amortization	27,276	28,048
Income from property operations, excluding deferrals and property management	$119,427	$110,965
Right-to-use contracts, deferred and sales and marketing, deferred, net	(530)	(592)
Property management	(11,290)	(10,632)
Income from property operations	$107,607	$99,741
Earnings before interest, tax, depreciation and amortization (EBITDA) and Normalized EBITDA. We define EBITDA as net income or loss before interest income and expense, income taxes, depreciation and amortization. We define Normalized EBITDA as EBITDA excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items. The following table reconciles Income before equity in income of unconsolidated joint ventures to EBITDA and Normalized EBITDA (amounts in thousands):

	Quarters Ended
	March 31,
	2015	2014
Income before equity in income of unconsolidated joint ventures	$30,929	$42,003
Right-to-use contract upfront payments, deferred, net	773	1,147
Right-to-use contract commissions, deferred, net	(243)	(555)
Interest and related amortization	27,276	28,048
Equity in income from unconsolidated joint ventures	884	1,887
Depreciation on corporate assets	269	209
Depreciation on real estate assets and amortization of in-place leases	26,075	26,207
Depreciation on rental homes	2,706	2,750
EBITDA	$88,669	$101,696
Change in fair value of contingent consideration asset	—	(65)
Transaction costs	432	490
Early debt retirement	16,991	—
Normalized EBITDA	$106,092	$102,121
Core. The Core properties include properties we expect to own and operate during all of 2014 and 2015.
Acquisitions. The Acquisition properties include seven properties acquired during 2014 and two properties acquired during 2015.
Non-Revenue Producing Improvements. Represents capital expenditures that will not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture, and mechanical improvements.
Fixed Charges. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

1Q 2015 Supplemental information	18	Equity LifeStyle Properties, Inc.